UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAFARI HOLDING CORPORATION*

(To be Renamed PharMerica Corporation)

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0792558
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-142940

Securities to be registered pursuant to Section 12(g) of the Act: None

*This registrant is currently named Safari Holding Corporation. Before the closing of the transaction referred to in the Securities Act registration statement referred to above, the registrant will change its name to PharMerica Corporation.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”) of Safari Holding Corporation (the “Registrant”) under the captions “Description of Our Capital Stock” and “Statutory, Charter and Bylaws Provisions” contained in the Registrant’s Registration Statement on Form S-4/S-1 (Registration No. 333-142940), as amended from time to time, is incorporated herein by reference and shall be deemed to be a part hereof.

Item 2. Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange, Inc. and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 13, 2007.

SAFARI HOLDING CORPORATION*

/s/ Gregory S. Weishar
By:	Gregory S. Weishar
Its:	Chief Executive Officer

*This registrant is currently named Safari Holding Corporation. Before the closing of the transaction, the registrant will change its name.